Exhibit 32.2

CERTIFICATE OF CFO PURSUANT TO 18 U.S.C. §1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Network 1 Financial Group, Inc. (the “Company”) on Form 10-K/A for the year ended June 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William Hunt, Acting Chief Accounting Officer (principal financial officer) hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934: and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: October 21, 2011	/s/ William Hunt
William Hunt
Acting Principal Accounting Officer